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                                                                    Exhibit 23.1
                                                                    ------------


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Stock Option Plan for Executive and Key Employees of Micropolis Corporation and the Stock Option Plan for Directors of Micropolis Corporation of our report dated January 28, 1994, with respect to the consolidated financial statements and schedules of Micropolis Corporation included and incorporated by reference in its Annual Report (Form 10-K), for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                 ERNST & YOUNG LLP


Los Angeles, California
September 30, 1994